As filed with the Securities and Exchange Commission July 2, 2015

Registration No. 333-203737

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0784194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1601 Trapelo Road

Suite 284

Waltham, MA 02451

(617) 600-7373

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Remy Luthringer

President and Chief Executive Officer

1601 Trapelo Road

Suite 284

Waltham, MA 02451

(617) 600-7373

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc Recht

Nicole Brookshire

Richard Segal

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116

(617) 937-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-203737), which was declared effective on May 11, 2015. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

EXPLANATORY NOTE

On April 30, 2015, the registrant filed a registration statement with the Securities and Exchange Commission, or SEC, on Form S-1 (Registration No. 333-203737), which was amended by Pre-Effective Amendment No. 1 to Form S-1 filed with the SEC on May 7, 2015 and declared effective by the SEC on May 11, 2015 (as amended, the “Form S-1”), to register for resale by the selling stockholders named in the prospectus up to 12,563,322 shares of the registrant’s common stock, $0.0001 par value per share, which represented 6,281,661 issued and outstanding shares of common stock and 6,281,661 shares of common stock that are issuable upon the exercise of outstanding warrants. Also registered on the Form S-1, pursuant to Rule 416 under the Securities Act of 1933, as amended, was an indeterminable number of additional shares of common stock that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholders.

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the registrant to convert the Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1.

All filing fees payable in connection with the registration of the shares of the common stock covered by the registration statement were paid by the registrant at the time of the initial filing of the Form S-1.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 2, 2015.

PRELIMINARY PROSPECTUS

12,563,322 Shares

Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 6,281,661 shares of our common stock that we sold to the selling stockholders and 6,281,661 shares of common stock that are issuable upon the exercise of outstanding warrants to purchase our common stock issued to the selling stockholders in connection with a private placement completed on March 18, 2015. We will not receive any proceeds from the sale of these shares by the selling stockholders.

We are not selling any shares of common stock and will not receive any proceeds from the sale of the shares under this prospectus. Upon the exercise of the warrants for 6,281,661 shares of our common stock by payment of cash, however, we will receive the exercise price of the warrants, which is $5.772 per share.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares of our common stock.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution.” For a list of the selling stockholders, see the section entitled “Selling Stockholders.”

Our common stock is traded on the NASDAQ Global Market under the symbol “NERV.” On July 1, 2015, the closing sale price of our common stock on the NASDAQ Global Market was $5.60 per share. You are urged to obtain current market quotations for the common stock.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2015.

You should rely only on the information contained or incorporated by reference in this prospectus, any supplement to this prospectus or in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor the selling stockholder have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. You should read the entire prospectus, including the documents incorporated by reference herein, before you make your investment decision.

For investors outside the United States: Neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and other documents incorporated by reference in this prospectus, as well as the information under the caption “Risk Factors” herein and under similar headings in the other documents that are incorporated by reference into this prospectus.

Company Overview

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of product candidates to treat patients suffering from central nervous system, or CNS, diseases. Leveraging our deep domain expertise, we have acquired or in-licensed four development-stage proprietary compounds that we believe have innovative mechanisms of action with potentially positive therapeutic profiles. Our lead product candidate is MIN-101, a compound for the potential treatment of patients with schizophrenia. In addition, our portfolio includes MIN-202, a compound we are co-developing with Janssen Pharmaceuticals for the treatment of patients suffering from primary and comorbid insomnia, MIN-117, a compound we are developing for the treatment of patients suffering from major depressive disorder, and MIN-301, a compound we are developing for the treatment of patients suffering from Parkinson’s disease.

Implications of Being an Emerging Growth Company

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	Being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	Reduced disclosure obligations regarding executive compensation; and

•	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenue, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Corporate Information

We were incorporated under the name Cyrenaic Pharmaceuticals, Inc. under the laws of the State of Delaware on April 23, 2007. In November 2013, we merged with Sonkei Pharmaceuticals, Inc. and the combined company was renamed Minerva Neurosciences, Inc.

Our principal executive offices are located at 1601 Trapelo Road, Suite 284, Waltham, Massachusetts 02451 and our phone number is (617) 600-7373. Our website address is www.minervaneurosciences.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock (other than those filings with the Securities and Exchange Commission that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

THE OFFERING

Common stock offered by the selling stockholders	12,563,322 shares, including 6,281,661 shares of our common stock issuable upon exercise of warrants at an exercise price of $5.772 per share

Common stock outstanding	24,721,143 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds.”

Offering price	The selling stockholders may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Risk factors	See “Risk Factors” beginning on page 4 and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NASDAQ Global Market symbol	“NERV”

The number of shares of our common stock outstanding is based on 24,721,143 shares of our common stock outstanding as of June 15, 2015 and excludes the following:

•	2,905,336 shares of common stock issuable upon the exercise of options outstanding as of June 15, 2015, with a weighted-average exercise price of $6.22 per share;

•	1,375,997 shares of common stock reserved as of June 15, 2015 for future issuance under our Amended and Restated 2013 Equity Incentive Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under the plan;

•	40,790 shares of our common stock issuable upon exercise of outstanding warrants held by our lenders, Oxford Finance LLC and Silicon Valley Bank, and any additional shares of our common stock issuable upon exercise of additional warrants issuable to Oxford Finance LLC or Silicon Valley Bank pursuant to the terms of our credit facility; and

•	6,281,661 shares of our common stock issuable upon exercise of warrants held by the selling stockholders at an exercise price of $5.772 per share.

Unless otherwise indicated, all information in this prospectus assumes no exercise of outstanding options or warrants after June 15, 2015.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the following risks and uncertainties as well as the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission, or SEC, on March 26, 2015 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the SEC on May 7, 2015, which descriptions are incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

Sales of shares in this offering may cause the market price of our shares to decline.

On March 18, 2015, we issued and sold 6,281,661 shares of our common stock and warrants to purchase an additional 6,281,661 shares of our common stock in connection with a private placement. We agreed to register for resale with the SEC such shares of common stock and shares of common stock issuable upon exercise of the warrants. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation. The sale of a significant amount of these shares of common stock in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

We may have to pay liquidated damages to the selling stockholders, which would increase our expenses and reduce our cash resources.

In connection with the private placement, we entered into a registration rights agreement. Under the terms of the registration rights agreement, subject to certain limited exceptions, if the registration statement of which this prospectus forms a part does not remain effective for the time periods specified in the registration rights agreement or we otherwise fail to comply with certain provisions set forth in the registration rights agreement, we will be required to pay the investors, as liquidated damages, 1.0% of the amount invested for each 30-day period (or a pro rata portion thereof) during which such failure continues until the shares are sold or can be sold without restriction under Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act. There can be no assurance that the registration statement of which this prospectus forms a part will remain effective for the time periods necessary to avoid payment of liquidated damages. Any payment of liquidated damages would increase our expenses, reduce our cash resources and may limit or preclude us from advancing our product candidates through clinical trials or otherwise growing our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information that we incorporate by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future operating results and financial position, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions.

The forward-looking statements contained in this prospectus reflect our views as of the date of this prospectus about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance, or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, without limitation, those factors described or referenced in “Risk Factors.” In addition, those “Risk Factors” may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise.

You should read this prospectus, including the information that we incorporate by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit holders of the shares of our common stock and warrants to purchase shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares of common stock and shares of common stock issuable upon exercise of such warrants. We will not receive any proceeds from the resale of any shares offered by this prospectus by the selling stockholders. Upon the exercise of the warrants for 6,281,661 shares of our common stock by payment of cash, however, we will receive the exercise price of the warrants, which is $5.772 per share.

SELLING STOCKHOLDERS

On March 18, 2015, pursuant to a securities purchase agreement with certain accredited investors dated March 13, 2015, we sold in a private placement 6,281,661 shares of our common stock at a price per share of $4.81 and warrants to purchase up to an aggregate of 6,281,661 shares of our common stock at a purchase price of $0.125 per share underlying such warrants, with an initial exercise price of $5.772 per share. The table below sets forth, to our knowledge, information about the selling stockholders.

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part. Because the selling stockholders may offer all or some of the shares pursuant to the registration statement of which this prospectus forms a part and because there are currently no agreements or understandings with respect to the sale of any shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our common stock held by such selling stockholder prior to the private placement plus (ii) all shares of our common stock purchased by such selling stockholder pursuant to the private placement and being offered pursuant to the prospectus, as well as (iii) all options or other derivative securities held by such selling stockholder, which are exercisable within 60 days of June 15, 2015, including, without limitation, all shares of common stock issuable upon exercise of the warrants issued in connection with the private placement. The percentages of shares owned after the offering are based on 24,721,143 shares of our common stock outstanding as of June 15, 2015, which includes the outstanding shares of common stock offered by this prospectus. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below.

Throughout this prospectus, when we refer to the shares of our common stock being offered by this prospectus on behalf of the selling stockholders, we are referring to the shares of our common stock sold in the private placement, unless otherwise indicated.

The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of common stock since the date on which the information in the table below is presented. Information about the selling stockholders may change over time.

	Prior to Offering(1)			After Offering(1)
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Federated Kaufman Fund, a portfolio of Federated Equity Funds 4000 Ericsson Drive, Warrendale, PA 15086-7561(2)	4,938,222	18.19%	4,240,000	75,000	0.30%

Federated Kaufman Small Cap Fund, a portfolio of Federated Equity Funds 4000 Ericsson Drive, Warrendale, PA 15086-7561(2)	4,938,222	18.19%	534,000	75,000	0.30%

Federated Kaufman Fund II, a portfolio of Federated Insurance Series 4000 Ericsson Drive, Warrendale, PA 15086-7561(2)	4,938,222	18.19%	89,222	75,000	0.30%

Highland Long/Short Healthcare Fund 300 Crescent Court, Suite 700, Dallas, TX 75201(3)	2,431,610	9.42%	2,310,030	0	0.00%

Highland Capital Healthcare Partners (Master), L.P. 300 Crescent Court, Suite 700, Dallas, TX 75201(3)	2,431,610	9.42%	121,580	0	0.00%

Perceptive Life Science Master Fund Ltd 499 Park Ave, 25th Floor, New York, NY 10022(4)	1,621,074	6.35%	1,390,070	0	0.00%

Titan Perc, Ltd 750 Washington Blvd, 10th Floor, Stamford, CT 06901(4)	1,621,074	6.35%	231,004	0	0.00%

Cormorant Global Healthcare Master Fund, LP 100 High Street, Suite 1105, Boston, MA 02110(5)	1,752,946	6.92%	1,215,806	537,140	2.17%

Johnson & Johnson Innovation-JJDC, Inc. 410 George Street, New Brunswick, N.J. 08901(6)	4,500,159	17.77%	1,215,806	3,284,353	13.29%

Index Ventures III (Jersey), L.P No 1 Seaton Place, St Helier Jersey JE4 8YJ, Channel Islands(7)	5,690,906	22.83%	70,752	5,285,638	21.38%

Index Ventures III (Delaware), L.P No 1 Seaton Place, St Helier Jersey JE4 8YJ, Channel Islands(7)	5,690,906	22.83%	143,724	5,285,638	21.38%

	Prior to Offering(1)			After Offering(1)
Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Index Ventures III Parallel Entrepreneur Fund (Jersey), L.P No 1 Seaton Place, St Helier Jersey JE4 8YJ, Channel Islands(7)	5,690,906	22.83%	2,560	5,285,638	21.38%

Index Ventures IV (Jersey), L.P Ogier House, The Esplanade, St Helier Jersey JE4 9WG, Channel Islands(7)	5,690,906	22.83%	97,580	5,285,638	21.38%

Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P Ogier House, The Esplanade, St Helier Jersey JE4 9WG, Channel Islands(7)	5,690,906	22.83%	9,262	5,285,638	21.38%

Index Ventures V (Jersey), L.P Ogier House, The Esplanade, St Helier Jersey JE4 9WG, Channel Islands(7)	5,690,906	22.83%	77,168	5,285,638	21.38%

Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P Ogier House, The Esplanade, St Helier Jersey JE4 9WG, Channel Islands(7)	5,690,906	22.83%	626	5,285,638	21.38%

Yucca (Jersey) SLP 44 Esplanade, St Helier Jersey JE4 9WG, Channel Islands(7)	5,690,906	22.83%	3,596	5,285,638	21.38%

Armistice Capital Master Fund, Ltd. c/o Armistice Capital, LLC, 623 5th Avenue, 31st Floor, New York, NY 10022(8)	405,268	1.63%	405,268	0	0.00%

DAFNA Lifescience Market Neutral LP 10990 Wilshire Blvd, Suite 1400, Los Angeles, CA 90024(9)	202,634	0.82%	12,210	0	0.00%

DAFNA Lifescience Select LP 10990 Wilshire Blvd, Suite 1400, Los Angeles, CA 90024(9)	202,634	0.82%	72,896	0	0.00%

DAFNA Lifescience LP 10990 Wilshire Blvd, Suite 1400, Los Angeles, CA 90024(9)	202,634	0.82%	117,528	0	0.00%

Shrewsbury Capital Partners LLC 380 Lexington Ave, Suite 2020, New York, NY 10168(10)	202,634	0.82%	202,634	0	0.00%

(1)	This table is based upon information supplied by the selling stockholders, which information may not be accurate as of July 2, 2015. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 24,721,143 shares outstanding on June 15, 2015, adjusted as required by rules promulgated by the SEC.

(2)	The number of shares beneficially owned prior to this offering includes (a) 2,120,000 shares of common stock and immediately exercisable warrants to purchase 2,120,000 shares of common stock held by Federated Kaufman Fund, a portfolio of Federated Equity Funds, (b) 342,000 shares of common stock and immediately exercisable warrants to purchase 267,000 shares of common stock held by Federated Kaufman Small Cap Fund, a portfolio of Federated Equity Funds and (c) 44,611 shares of common stock and immediately exercisable warrants to purchase 44,611 shares of common stock held by Federated Kaufman Fund II, a portfolio of Federated Insurance Series.
(3)	The number of shares beneficially owned prior to this offering includes (a) 1,155,015 shares of common stock and immediately exercisable warrants to purchase 1,155,015 shares of common stock held by Highland Long/Short Healthcare Fund and (b) 60,790 shares of common stock and immediately exercisable warrants to purchase 60,790 shares of common stock held by Highland Capital Healthcare Partners (Master), L.P.
(4)	The number of shares beneficially owned prior to this offering includes (a) 695,035 shares of common stock and immediately exercisable warrants to purchase 695,035 shares of common stock held by Perceptive Life Science Master Fund, Ltd. and (b) 115,502 shares of common stock and immediately exercisable warrants to purchase 115,502 shares of common stock held by Titan Perc, Ltd.
(5)	The number of shares beneficially owned prior to this offering includes 1,145,043 shares of common stock and immediately exercisable warrants to purchase 607,903 shares of common stock.
(6)	The number of shares beneficially owned prior to this offering includes 3,892,256 shares of common stock and immediately exercisable warrants to purchase 607,903 shares of common stock.
(7)	The number of shares beneficially owned before this offering consists of (a) 950,997 shares of common stock and immediately exercisable warrants to purchase 35,376 shares of common stock held by Index Ventures III (Jersey) L.P., (b) 1,931,847 shares of common stock and immediately exercisable warrants to purchase 71,862 shares of common stock held by Index Ventures III (Delaware) L.P., (c) 34,414 shares of common stock and immediately exercisable warrants to purchase 1,280 shares of common stock held by Index Ventures III Parallel Entrepreneur Fund (Jersey), L.P., (d) 70,622 shares of common stock and immediately exercisable warrants to purchase 1,798 shares of common stock held by Yucca (Jersey) SLP, (e) 1,321,464 shares of common stock and immediately exercisable warrants to purchase 48,790 shares of common stock held by Index Ventures IV (Jersey) L.P., (f) 125,434 shares of common stock and immediately exercisable warrants to purchase 4,631 shares of common stock held by Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P., (g) 1,045,026 shares of common stock and immediately exercisable warrants to purchase 38,584 shares of common stock held by Index Ventures V (Jersey), L.P., and (h) 8,468 shares of common stock and immediately exercisable warrants to purchase 313 shares of common stock held by Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P. Michèle Ollier, one of our directors, is a partner of Index Ventures S.A., which provides advisory services to the foregoing funds, and Francesco De Rubertis, also one of our directors, is a partner of Index Ventures (UK) LLP, which acts as investment advisor to the foregoing funds. Each of Dr. Ollier and Dr. De Rubertis disclaims beneficial ownership of all such shares held by the foregoing funds, except to the extent of his or her respective pecuniary interest therein.
(8)	The number of shares beneficially owned prior to this offering includes 202,634 shares of common stock and immediately exercisable warrants to purchase 202,634 shares of common stock.
(9)	The number of shares beneficially owned prior to this offering includes (a) 6,105 shares of common stock and immediately exercisable warrants to purchase 6,105 shares of common stock held by DAFNA Lifescience Market Neutral LP, (b) 36,448 shares of common stock and immediately exercisable warrants to purchase 36,448 shares of common stock held by DAFNA Lifescience Select LP and (c) 58,764 shares of common stock and immediately exercisable warrants to purchase 58,764 shares of common stock held by DAFNA Lifescience LP.
(10)	The number of shares beneficially owned prior to this offering includes 101,317 shares of common stock and immediately exercisable warrants to purchase 101,317 shares of common stock.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the common stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. Upon the exercise of the warrants for 6,281,661 shares of our common stock by payment of cash, however, we will receive the exercise price of the warrants, which is $5.772 per share. We will bear all fees and expenses incident to our obligation to register the shares of common stock, except that, if the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 of the Securities Act;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

We will pay all expenses of the registration of the shares of our common stock pursuant to the registration statement of which this prospectus forms a part, estimated to be $82,883.24 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Cooley LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

You may also access our filings with the SEC on our web site, www.minervaneurosciences.com. Other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus, information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 26, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 7, 2015;

•	our Current Reports on Form 8-K filed on January 5, 2015, January 20, 2015, January 21, 2015, March 3, 2015, March 13, 2015, March 18, 2015, March 26, 2015, April 17, 2015, May 19, 2015, June 16, 2015 and June 18, 2015 (other than any portions thereof deemed furnished and not filed); and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on June 23, 2014, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Mark S. Levine, Vice President and General Counsel, Minerva Neurosciences, Inc., 1601 Trapelo Road, Suite 284, Waltham, Massachusetts 02451; telephone: (617) 600-7375; E-mail: mlevine@minervaneurosciences.com.

You also may access these filings on our website at www.minervaneurosciences.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

12,563,322 Shares

Common Stock

Prospectus

                    , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the registration, sale and distribution of the common stock being registered. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$7,883.24	*
Legal fees and expenses	35,000
Accounting fees and expenses	10,000
Printing and miscellaneous fees and expenses	30,000
Total	$82,883.24

*	Previously paid

Item 15. Indemnification of Directors and Officers

The registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (referred to as the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The registrant’s certificate of incorporation provides for indemnification of the registrant’s directors, officers, authorized representatives, and other agents to the maximum extent permitted by the DGCL, and the registrant’s bylaws provide for indemnification of the registrant’s directors, officers, authorized representatives, and other agents to the maximum extent permitted by the DGCL.

In addition, the registrant has entered into indemnification agreements with its directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

Item 16. Exhibits

The exhibits to the registration statement are listed in the exhibit index attached hereto and are incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to our organizational documents or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling

II-2

person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 2, 2015.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Remy Luthringer, Ph.D.
Remy Luthringer, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Remy Luthringer and Geoff Race, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Remy Luthringer, Ph.D. Remy Luthringer, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	July 2, 2015

/s/ Geoff Race Geoff Race	Chief Financial Officer (Principal Financial Officer)	July 2, 2015

/s/ Frederick Ahlholm Frederick Ahlholm	Chief Accounting Officer (Principal Accounting Officer)	July 2, 2015

/s/ Marc D. Beer Marc D. Beer	Director	July 2, 2015

/s/ Francesco de Rubertis, Ph.D. Francesco de Rubertis, Ph.D.	Director	July 2, 2015

/s/ Michèle Ollier, M.D. Michèle Ollier, M.D.	Director	July 2, 2015

/s/ Jan van Heek Jan van Heek	Director	July 2, 2015

/s/ Nico Vandervelpen Nico Vandervelpen	Director	July 2, 2015

/s/ Fouzia Laghrissi-Thode, M.D. Fouzia Laghrissi-Thode, M.D.	Director	July 2, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Form	File No.	Exhibit	Filing Date

2.1	Agreement and Plan of Merger of Sonkei Pharmaceuticals, Inc. with and into Cyrenaic Pharmaceuticals, Inc., dated as of November 12, 2013	S-1	333-195169	10.11	April 9, 2014

2.2	Certificate of Merger Merging Sonkei Pharmaceuticals, Inc. with and into Cyrenaic Pharmaceuticals, Inc., dated as of November 12, 2013	S-1/A	333-195169	3.3	June 10, 2014

3.1	Amended and Restated Certificate of Incorporation of the Registrant	S-1/A	333-195169	3.1	June 10, 2014

3.2	Amended and Restated Bylaws of the Registrant	S-1/A	333-195169	3.2	June 10, 2014

4.1	Form of Common Stock Certificate	S-1/A	333-195169	4.1	June 10, 2014

4.2	Investor Rights Agreement among the Registrant f/k/a Cyrenaic Pharmaceuticals, Inc. and certain of its security holders, dated as of August 29, 2007	S-1/A	333-195169	4.2	June 10, 2014

4.3	Amendment No. 1 to Investor Rights Agreement among the Registrant and certain of its security holders, dated as of December 20, 2013	S-1/A	333-195169	4.2	June 10, 2014

5.1*	Opinion of Cooley LLP

10.1	Form of Securities Purchase Agreement between certain investors referenced therein and the Registrant, dated as of March 13, 2015	8-K	001-36517	10.1	March 18, 2015

10.2	Form of Warrant to Purchase Common Stock of the Registrant	8-K	001-36517	10.2	March 18, 2015

10.3	Form of Registration Rights Agreement between certain investors referenced therein and the Registrant, dated as of March 13, 2015	8-K	001-36517	10.3	March 18, 2015

23.1**	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Cooley LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

*	Previously filed
**	Filed herewith

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